SCHEDULE 14A
                                 (RULE 14A-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant  [X]
Filed by a Party other than the Registrant  [ ]

Check the appropriate box:
[ ]    Preliminary Proxy Statement
[X]    Definitive Proxy Statement
[ ]    Definitive Additional Materials
[ ]    Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12
[ ]    Confidential, for Use of the Commission Only
       (as permitted by Rule 14a-6(e)(2))

                         HEALTHPLAN SERVICES CORPORATION
                (Name of Registrant as Specified in Its Charter)

                                       N/A
    ------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]    No fee required.

[ ]    Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

       (1) Title of each class of securities to which transaction applies:

           ---------------------------------------------------------------------

       (2) Aggregate number of securities to which transaction applies:

           ---------------------------------------------------------------------

       (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

           ---------------------------------------------------------------------

       (4) Proposed maximum aggregate value of transaction:

           ---------------------------------------------------------------------

       (5) Total fee paid:

           ---------------------------------------------------------------------

       [ ] Fee paid previously with preliminary materials:

           ---------------------------------------------------------------------

       [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

       (1)  Amount previously paid:

       (2)  Form, Schedule or Registration Statement No.:

       (3)  Filing Party:

       (4)  Date Filed:

                         HealthPlan Services Corporation
                               3501 Frontage Road
                              Tampa, Florida 33607

--------------------------------------------------------------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                   TO BE HELD
                                  MAY 11, 1999

--------------------------------------------------------------------------------

To the Stockholders of

                         HEALTHPLAN SERVICES CORPORATION

         NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of HealthPlan Services Corporation, a Delaware corporation (the "Company"), will be held at the Wyndham Westshore, 4860 West Kennedy Boulevard, Tampa, Florida 33609 on Tuesday, May 11, 1999, at 11:00 a.m. local time, for the following purposes:

                  (i) to elect twelve (12) directors, each to hold office for the ensuing year or until his or her successor is duly elected and qualified, or until his or her earlier resignation or removal; and

                  (ii) to consider and act upon such other matters as may properly be brought before the meeting or any adjournment(s) thereof.

         The close of business on March 15, 1999 has been fixed as the record date for the determination of stockholders entitled to notice of, and to vote at, the meeting or any adjournment(s) thereof. Only stockholders of record at such time will be so entitled to vote.

         Your attention is called to the accompanying Proxy Card and Proxy Statement.

         The Directors and Officers of the Company invite you to attend the meeting.

                                    By Order of the Board of Directors,



Tampa, Florida                      PHILLIP S. DINGLE, Secretary
April 5, 1999


--------------------------------------------------------------------------------

Stockholders are cordially invited to attend the Annual Meeting. If you do not expect to be present at the meeting but wish your shares to be voted upon the matters to come before it, please fill in, date, and sign the accompanying Proxy Card, and return it promptly in the envelope enclosed for your convenience. No postage is necessary if mailed in the United States.

                         HEALTHPLAN SERVICES CORPORATION
                               3501 FRONTAGE ROAD
                              TAMPA, FLORIDA 33607
                                 (813) 289-1000

             ANNUAL MEETING OF STOCKHOLDERS TO BE HELD MAY 11, 1999

                                 PROXY STATEMENT

                                  SOLICITATION

         This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of HealthPlan Services Corporation (the "Company") of proxies to be used at the Annual Meeting of Stockholders of the Company to be held at the Wyndham Westshore, 4860 West Kennedy Boulevard, Tampa, Florida 33609, on Tuesday, May 11, 1999 at 11:00 a.m. local time, and at any and all adjournments of the Annual Meeting. A proxy may be revoked at any time prior to its exercise by giving written notice to the Secretary of the Company at or before the Annual Meeting, by duly executing a subsequent proxy relating to the same number of shares, or by attending the Annual Meeting and voting in person. Directors, officers, and regular employees of the Company may, without additional compensation, solicit proxies in person or by telephone, personal interview, mail, or telegraph. The Company also has made arrangements with brokerage houses, as well as other custodians, nominees, and fiduciaries that are record holders of the Company's Common Stock, to forward proxy soliciting material to the beneficial owners of shares of the Company's Common Stock. The Company will reimburse such record holders for their reasonable expenses incurred in such activities. The cost of solicitation of proxies will be borne by the Company.

         It is anticipated that this Proxy Statement and accompanying notice and proxy card, as well as the Company's Annual Report, will be mailed to the stockholders of the Company on or about April 5, 1999.

                                VOTING SECURITIES

         The Company has only one class of voting securities outstanding, its Common Stock, $.01 par value per share, of which 13,867,822 shares were outstanding as of March 15, 1999. Each share entitles its holder to one vote. Only stockholders of record at the close of business on the record date, March 15, 1999, will be entitled to vote at the Annual Meeting or at any adjournments of the Annual Meeting. The presence in person or by proxy of a majority of the shares of Common Stock issued and outstanding and entitled to vote will constitute a quorum for the transaction of business. Pursuant to Delaware law, abstentions will be treated as present and entitled to vote and therefore will be counted in determining the existence of a quorum and will have the effect of a vote against any matter requiring the affirmative vote of the shares present and entitled to vote. Pursuant to Delaware law, broker "non-votes" and withheld votes are considered present but not entitled to vote and thus will be counted in determining the existence of a quorum but will not be counted in determining whether a matter requiring approval of a majority of the shares present and entitled to vote has been approved or whether a plurality of the vote of the shares present and entitled to vote has been cast.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         To the best knowledge of the Company, based on information filed with the Securities and Exchange Commission and information provided directly to the Company by the persons and entities named below, the following table sets forth the beneficial ownership of the Company's Common Stock as of March 15, 1999, by:
(i) each beneficial owner of more than five percent of the Company's Common Stock; (ii) each current director and nominee for director of the Company; (iii) each officer of the Company who is a Named Officer in the Summary Compensation Table set forth below; and (iv) the directors and executive officers of the Company as a group. Except as otherwise indicated, each stockholder named below has sole investment and voting power with respect to shares beneficially owned by such stockholder.

                                                                               SHARES BENEFICIALLY
NAME AND ADDRESS                                                                   OWNED AS OF             PERCENT
OF BENEFICIAL OWNER                        POSITION WITH COMPANY                 MARCH 15, 1999           OF CLASS
-------------------                        ---------------------                 --------------           --------
James K. Murray, Jr.                       Chairman of the Board and Chief          881,705 (1)             6.3%
3501 Frontage Road                         Executive Officer
Tampa, Florida 33607

William L. Bennett                         Vice Chairman of the Board               356,254 (2)             2.5%
3501 Frontage Road
Tampa, Florida 33607

Joseph A. Califano, Jr.                    Director                                  21,132 (3)               *
152 W. 57th Street
12th Floor
New York, New York 10019

Joseph S. DiMartino                        Director                                  75,766 (3)               *
22 E. 67th Street
New York, New York 10021

Vincent D. Farrell, Jr.                    Director                                 433,011 (4)             3.1%
45 Rockefeller Plaza
33rd Floor
New York, New York 10111

John R. Gunn                               Director                                  21,132 (3)               *
1275 York Avenue
New York, New York 10021

Nancy M. Kane, D.B.A.                      Director                                  20,682 (5)               *
677 Huntington Avenue
Boston, Massachusetts 02115

David Nierenberg                           Director                                  53,617 (6)               *
19605 N. E. 8th Street
Camas, Washington 98607

James G. Niven                             Director                                  25,662 (3)               *
1334 York Avenue
New York, New York 10021

Robert R. Parker                           President, Chief Operating               328,297 (7)             2.4%
3501 Frontage Road                         Officer, and Director
Tampa, Florida 33607

Marc I. Perkins                            Director                                   4,920 (8)               *
One Winnenden Road
Norwich, Connecticut 06360

Trevor G. Smith                            Director                                 204,220 (9)             1.5%
777 Harbor Island Blvd.
Suite 760
Tampa, Florida 33602

                                                                               SHARES BENEFICIALLY
NAME AND ADDRESS                                                                   OWNED AS OF             PERCENT
OF BENEFICIAL OWNER                        POSITION WITH COMPANY                 MARCH 15, 1999           OF CLASS
-------------------                        ---------------------                 --------------           --------

Arthur F. Weinbach                         Director                                   7,482 (10)              *
One ADP Boulevard
Roseland, New Jersey 07068

Steven V. Hulslander                       Executive Vice President and              81,678 (11)              *
3501 Frontage Road                         Chief Information Officer
Tampa, Florida 33607

George E. Lucco                            Executive Vice President                  76,500 (12)              *
3401 Morse Crossing
Columbus, Ohio 43219

Gary L. Raeckers                           Executive Vice President                  92,822 (13)              *
3501 Frontage Road
Tampa, Florida 33607

Automatic Data Processing, Inc.                          --                         1,320,000 (10)          9.5%
One ADP Boulevard
Roseland, New Jersey 07068

The Goldman Sachs Group, L.P.                            --                      1,449,400 (14)             10.5%
and Goldman, Sachs & Company
85 Broad Street
New York, New York 10004

DePrince, Race & Zollo, Inc.                             --                      2,042,200 (15)             14.7%
201 S. Orange Avenue, Suite 850
Orlando, Florida 32801

All Directors and Executive Officers as                  --                      2,648,206 (16)             18.4%
a group (includes 17 persons)


------------------------------------------

*        Less than one percent.

(1) Does not include 160,000 shares held by a private entity in which Mr. Murray owns securities; Mr. Murray is not a controlling shareholder of such entity and he does not have or share investment control over the entity's portfolio. Includes 13,156 shares held by a private company with respect to which Mr. Murray shares investment and voting power; Mr. Murray disclaims beneficial ownership in such shares except to the extent of his interest in such private company. Also includes: 150,000 shares held by Mr. Murray's wife, as to which shares Mr. Murray disclaims beneficial ownership; 593,803 shares held by a family limited partnership with respect to which Mr. Murray shares investment and voting power; and 119,000 shares issuable upon exercise of options that are exercisable within 60 days of March 15, 1999.

(2) Includes 119,000 shares issuable upon exercise of options that are exercisable within 60 days of March 15, 1999. Also includes 3,609 shares held by Mr. Bennett's children, as to which Mr. Bennett disclaims beneficial ownership.

(3) Includes 9,600 shares issuable upon exercise of options that are exercisable within 60 days of March 15, 1999.

(4) Includes 4,800 shares issuable upon exercise of options that are exercisable within 60 days of March 15, 1999. Also includes 426,512 shares beneficially owned by Spears, Benzak, Salomon & Farrell, Inc., a division of Key Asset Management, Inc. ("Spears Benzak"), with respect to which shares Mr. Farrell disclaims beneficial ownership. Mr. Farrell is Managing Director and Chief Investment Officer of Spears Benzak.

(5) Includes 9,600 shares issuable upon exercise of options that are exercisable within 60 days of March 15, 1999. Also includes 450 shares held by Dr. Kane as custodian for her minor child.

(6) Includes 9,600 shares issuable upon exercise of options that are exercisable within 60 days of March 15, 1999. Also includes 43,735 shares held by the Nierenberg Family 1993 Living Trust, with respect to which Mr. Nierenberg has investment and voting power as trustee.

(7) Includes 59,000 shares issuable upon exercise of options that are exercisable within 60 days of March 15, 1999.

(8) Includes 4,800 shares issuable upon exercise of options that are exercisable within 60 days of March 15, 1999.

(9) Includes 9,600 shares issuable upon exercise of options that are exercisable within 60 days of March 15, 1999. Also includes 71,500 shares held in trust for the benefit of Mr. Smith's wife, as to which shares Mr. Smith disclaims beneficial ownership; and 121,420 shares held in trust for the benefit of Mr. Smith, with respect to which Mr. Smith shares investment and voting power.

(10) Includes 7,200 shares issuable upon exercise of options that are exercisable within 60 days of March 15, 1999. Does not include the proportionate share ownership of the Company represented by 371,820 shares of Automatic Data Processing, Inc. ("ADP") common stock that are beneficially owned by Mr. Weinbach or 736,000 shares of ADP common stock issuable to Mr. Weinbach upon exercise of options that are exercisable within 60 days of March 15, 1999. Also does not include 1,320,000 shares held by ADP. Mr. Weinbach is the Chairman and Chief Executive Officer of ADP, and therefore may be deemed to share investment and voting power with respect to the shares owned by ADP.

(11) Includes 40,500 shares issuable upon exercise of options that are exercisable within 60 days of March 15, 1999.

(12) Includes 39,000 shares issuable upon exercise of options that are exercisable within 60 days of March 15, 1999.

(13) Includes 53,000 shares issuable upon exercise of options that are exercisable within 60 days of March 15, 1999.

(14) The information set forth in the table and this footnote regarding shares beneficially owned by Goldman, Sachs & Co. ("Goldman Sachs") as of March 15, 1999 is based on information provided to the Company by Goldman Sachs. As of December 31, 1998, Goldman Sachs beneficially owned 1,449,400 shares of the Company's Common Stock. These shares are held for the benefit of investment advisory accounts and discretionary customer accounts. Goldman Sachs and The Goldman Sachs Group, L.P. ("GS Group"), the parent holding company for Goldman Sachs, have shared voting and investment power with respect to these shares of the Company's Common Stock. Goldman Sachs and GS Group and their affiliates disclaim beneficial ownership of shares held for the benefit of investment advisory accounts and discretionary customer accounts. Included in the 1,449,400 shares are 1,040,600 shares of Common Stock which are beneficially owned by Goldman Sachs Trust on behalf of Goldman Sachs Small Cap Value Fund (the "Fund"), for which Goldman Sachs Asset Management, a separate operating division of Goldman Sachs, as Investment Adviser, has voting and investment power.

(15) The information set forth in the table and this footnote regarding shares beneficially owned by DePrince, Race & Zollo, Inc. ("DePrince Race") as of March 15, 1999 is based on information provided to the Company by DePrince Race.

(16) Includes 512,300 shares issuable upon exercise of options that are exercisable within 60 days of March 15, 1999.

                                   PROPOSAL 1:
                              ELECTION OF DIRECTORS

         At the Annual Meeting, 12 directors will be elected to the Board of Directors of the Company, each to hold office for the ensuing year or until his or her successor is duly elected and qualified, or until his or her earlier resignation or removal. The number of seats on the Board of Directors of the Company is currently fixed at 13. Trevor G. Smith has declined to stand for reelection to the Board, and therefore there will be one vacancy on the Board after the Annual Meeting of Stockholders. At the Annual Meeting of the Board, which will occur immediately after the Annual Meeting of Stockholders, the Board will consider a proposal to decrease the number of seats on the Board to 12.

         Each current director other than Mr. Smith is a nominee for election to the Board at the 1999 Annual Meeting. Each of these 12 nominees has consented to being named in this Proxy Statement and has notified management that he or she intends to serve, if elected. Unless authority is withheld on the attached form of proxy card, such proxy will be voted FOR the election of each of the 12 nominees to serve as a director. If any of the nominees is unable to serve as a director, each of the persons designated by proxy reserves full discretion to cast his votes for another person in the nominee's place. Proxies cannot be voted for a greater number of persons than the number of nominees. The information set forth below regarding each current director of the Company who is a nominee for election has been furnished by the director.

NAME AND AGE                                OCCUPATION/BACKGROUND
------------                                ---------------------
James K. Murray, Jr. - 63                   Chairman of the Board and Chief Executive Officer of
                                            the Company since January 1998, and a director of the
                                            Company since October 1994. Mr. Murray was President
                                            and Chief Executive Officer of the Company from
                                            December 1994 to December 1997. Mr. Murray co-founded
                                            the predecessor to the Company (the "Predecessor
                                            Company") in 1970 with Charles H. Guy, Jr. and Trevor
                                            G. Smith, who is a director of the Company. Mr.
                                            Murray held the position of Corporate Senior Vice
                                            President of The Dun & Bradstreet Corporation ("D&B")
                                            from March 1990 until his retirement from D&B in
                                            December 1993. Mr. Murray also served as Chairman of
                                            the Board of the Reuben H. Donnelley Corp., a
                                            publisher of telephone yellow pages, from August 1991
                                            to December 1993. In October 1994, Mr. Murray,
                                            together with Noel Group, Inc. ("Noel") and Messrs.
                                            Guy and Smith, acquired all of the outstanding
                                            capital stock of the Predecessor Company from D&B.
                                            Mr. Murray is a director of Noel.


William L. Bennett - 49                    Vice Chairman of the Board since January 1998,
                                           Chairman of the Board from December 1994 to December
                                           1997, and a director of the Company since August
                                           1994. Until March 1995, Mr. Bennett served as
                                           Chairman and Chief Executive Officer of Noel.
                                           Previously, Mr. Bennett was Co-Chairman and Chief
                                           Executive Officer of Noel from November 1991 to July
                                           1994. Mr. Bennett is a director of Allegheny Energy,
                                           Inc., an electric utility holding company; and
                                           Sylvan, Inc., a company that produces mushroom spawn
                                           and fresh mushrooms.

NAME AND AGE                                OCCUPATION/BACKGROUND
------------                                ---------------------
Joseph A. Califano, Jr. - 67                Director of the Company since January 1995. Since
                                            1992, Mr. Califano has been Chairman and President of
                                            The National Center on Addiction and Substance Abuse
                                            at Columbia University. He is a director of Authentic
                                            Fitness Corporation; Automatic Data Processing, Inc.;
                                            Kmart Corporation; and Warnaco, Inc. Mr. Califano is
                                            a governor of the New York Presbyterian Hospital and
                                            a trustee of New York University, The Twentieth
                                            Century Fund, The Urban Institute, and The American
                                            Ditchley Foundation. Mr. Califano is Founding
                                            Chairman of the Institute for Social and Economic
                                            Policy in the Middle East at the Kennedy School of
                                            Government at Harvard University. He is an Adjunct
                                            Professor of Public Health (Health Policy and
                                            Management) at Columbia University's Medical School
                                            (Department of Psychiatry) and School of Public
                                            Health and a member of the Institute of Medicine of
                                            the National Academy of Sciences. Mr. Califano served
                                            as Secretary of the United States Department of
                                            Health, Education, and Welfare from 1977 to 1979. He
                                            is a member of the Advisory Council of the American
                                            Foundation for AIDS Research. He is the author of
                                            nine books and numerous articles.


Joseph S. DiMartino - 55                    Director of the Company since March 1995. Since
                                            January 1995, Mr. DiMartino has been Chairman of the
                                            Board of approximately 168 funds in the Dreyfus
                                            Family of Mutual Funds. From 1982 to December 1994,
                                            he was President, a director, and until August 1994
                                            Chief Operating Officer, of The Dreyfus Corporation,
                                            an investment advisor and manager of the Dreyfus
                                            Group of Mutual Funds. He also was Chairman of the
                                            Board of Directors of Noel from February 1995 to
                                            November 1997. He is a director of The Muscular
                                            Dystrophy Association, Carlyle Industries, Inc.,
                                            Century Business Services, Inc., Career Blazers, Inc.
                                            (formerly Staffing Resources, Inc.), and Noel.

Vincent D. Farrell, Jr. - 52                Director of the Company since July 1997. Since 1982,
                                            Mr. Farrell has been Managing Director and Chief
                                            Investment Officer for Spears, Benzak, Salomon &
                                            Farrell, a money management firm based in New York
                                            with $5 billion in assets under management. Mr.
                                            Farrell also is a director of Swiss Army Brands
                                            Company, Inc., a consumer products company best known
                                            for its Swiss Army knives and watches. Mr. Farrell is
                                            a frequent guest lecturer throughout the country for
                                            a number of large securities firms.

John R. Gunn - 56                           Director of the Company since November 1994. Since
                                            1982, Mr. Gunn has served in various capacities for
                                            the Memorial Sloan-Kettering Cancer Center, a medical
                                            center and research institute, and is currently its
                                            Executive Vice President and Chief Operating Officer
                                            and a member of its Board of Managers. Mr. Gunn is a
                                            director of U.S. Home Care, Inc., a home health care
                                            company, and the following not-for-profit entities:
                                            Empire Blue Cross and Blue Shield, The Greater New
                                            York Hospital Association, the Devereaux Foundation,
                                            and the Hospital Association of New York State.

Nancy M. Kane, D.B.A. - 49                  Director of the Company since November 1994. Dr. Kane
                                            is an author, lecturer, and recognized expert in
                                            managed health care. Since 1980, she has been a
                                            member of the Harvard School of Public Health
                                            faculty, where she has served in the Department of
                                            Health Policy and Management. Dr. Kane is a director
                                            of the Urban Medical Group, a not-for-profit medical
                                            group practice organization.

NAME AND AGE                                OCCUPATION/BACKGROUND
------------                                ---------------------
David Nierenberg - 46                       Director of the Company since November 1994. Since
                                            April 1995, Mr. Nierenberg has been President of
                                            Nierenberg Investment Management Co., Inc., an
                                            investment management company. Between 1986 and 1995,
                                            Mr. Nierenberg was a general partner of Trinity
                                            Ventures, Ltd., a venture capital company focusing on
                                            investments in consumer products and specialty
                                            retail, software, financial services, and health
                                            care. Mr. Nierenberg is a director of Southwest
                                            Washington Medical Center, a private not-for-profit
                                            hospital.


James G. Niven - 53                         Director of the Company since November 1994. Since
                                            1996, Mr. Niven has been a Senior Vice President at
                                            Sotheby's, an international auction house. Since
                                            1982, he has been a general partner of Pioneer
                                            Associates, a venture capital investment company. He
                                            also is a director of The Lynton Group, Inc., a
                                            company engaged in aircraft charter and maintenance;
                                            and Tatham Offshore, Inc., an independent energy
                                            company engaged in the development, exploration, and
                                            production of offshore oil and gas reserves. Mr.
                                            Niven also is a member of the Board of Managers of
                                            Memorial Sloan-Kettering Cancer Center, a trustee and
                                            a director of the Neil A. McConnell Foundation, and a
                                            trustee of The Blenheim Foundation, the Museum of
                                            Modern Art, and the National Center for Learning
                                            Disabilities.


Robert R. Parker - 66                       Director of the Company since July 1998. President
                                            and Chief Operating Officer of the Company since
                                            January 1998. Mr. Parker served as Executive Vice
                                            President and Chief Operating Officer - Large Group
                                            Business of the Company from July 1996 to December
                                            1997, and as Chairman and Chief Executive Officer of
                                            Harrington Services Corporation ("Harrington") from
                                            1986 to December 1997. Harrington became a wholly
                                            owned subsidiary of the Company in July 1996.

Marc I. Perkins - 53                        Director of the Company since October 1997. Since
                                            October 1998, Mr. Perkins has been the Vice Chairman
                                            and Chief Executive Officer of Gunther International,
                                            a manufacturer of high speed inserting equipment.
                                            From 1992 until December 1998, Mr. Perkins was
                                            President and Chief Executive Officer of Perkins
                                            Capital Advisers, Inc. and General Partner of Perkins
                                            Partners I, Ltd. He has been a principal in PMK
                                            Securities and Research, Inc., a securities broker
                                            dealer, since February 1995. For the years 1990
                                            through 1998, Barron's magazine included Mr. Perkins
                                            as a member of Barron's Round Table. He has appeared
                                            on CNBC and is a frequent lecturer at numerous
                                            organizations and universities.

Arthur F. Weinbach - 56                     Director of the Company since February 1997. Since
                                            1998, Mr. Weinbach has been Chairman and Chief
                                            Executive Officer of Automatic Data Processing, Inc.
                                            ("ADP"). From 1996 to 1998, Mr. Weinbach was
                                            President and Chief Executive Officer of ADP.
                                            Previously, he served as President and Chief
                                            Operating Officer of ADP from 1994 to 1996 and as
                                            Executive Vice President of ADP from 1992 to 1994.
                                            Mr. Weinbach serves on the Board of Directors of ADP.

VOTE REQUIRED FOR APPROVAL AND RECOMMENDATION

         The 12 nominees for director receiving a plurality of the votes of the shares present (in person or by proxy) and entitled to vote at the Annual Meeting shall be elected.

         The Board of Directors recommends that the stockholders vote FOR the 12 nominees described above.


                  ADDITIONAL INFORMATION CONCERNING DIRECTORS

DIRECTORS' COMPENSATION

         As officers of the Company, Mr. Murray, Mr. Bennett, and Mr. Parker receive no additional compensation for their service on the Board of Directors and Board committees. Each director who is not an officer or employee of the Company is entitled to a quarterly retainer fee of $1,250 and an additional fee of $500 for each Board meeting and committee meeting attended. The Company reimburses all directors for out-of-pocket expenses, including travel expenses, related to attendance at such meetings.

         Pursuant to the HealthPlan Services Corporation 1997 Directors Equity Plan (the "Directors Equity Plan"), which was approved by the Company's stockholders at the 1997 Annual Meeting, each non-employee director may receive Common Stock of the Company rather than a cash retainer fee as compensation for each quarter in which the director serves on the Board. The shares issued for each quarter have a value equal to $2,500, which is calculated based on the fair market value of the Company's Common Stock at the end of the quarter. An eligible director may make an irrevocable election not to participate in the Directors Equity Plan in any year and instead receive quarterly cash retainers. The aggregate number of shares of Common Stock available for awards under the Directors Equity Plan is 100,000, subject to specified adjustments in the event of changes in the outstanding shares of Common Stock.

         Each director who is not an employee of the Company also participates in the 1995 HealthPlan Services Corporation Directors Stock Option Plan (the "Directors Option Plan"). Pursuant to the Directors Option Plan, each non-employee director automatically receives an option to purchase 12,000 shares of the Company's Common Stock, effective as of the later of (i) May 18, 1995 (the business day immediately preceding the day that the Company's securities were first offered to the public in an underwritten initial public offering), or
(ii) the date of the director's election to the Board. The Directors Option Plan further provides that each non-employee director will be granted an additional option to purchase 12,000 shares of Common Stock if such director is reelected to the Board of Directors at the Company's annual meeting of stockholders which follows such director's fourth complete year of service on the Board. All options vest over a four-year period from the date of grant, with 20% of the options becoming exercisable on the grant date and 20% becoming exercisable on each of the next four anniversaries of the grant date. In the event of any merger, consolidation, or sale of substantially all of the assets of the Company, the Company at its option may accelerate vesting of the outstanding Directors Option Plan options, subject to applicable law. The exercise price of each option is the fair market value of the Company's Common Stock as of the grant date. The aggregate number of shares of Common Stock available for awards under the Directors Option Plan is 240,000, subject to specified adjustments in the event of changes in the outstanding shares of Common Stock.

COMMITTEES OF THE BOARD OF DIRECTORS AND MEETING ATTENDANCE

         The Board of Directors conducts its business through meetings of the Board and its committees. The Board of Directors held seven meetings during 1998. In accordance with the By-laws of the Company, the Board of Directors currently has Executive, Audit, Strategic Planning, Operations, Compensation, and Regulatory Affairs Committees established as standing committees. There is no Nominating Committee of the Board. Each incumbent director attended at least 75 percent of the total number of 1998 meetings of the Board and of the committees on which he or she served.

         The Executive Committee, which exercises, to the fullest extent permitted by applicable law, all of the powers and authority of the Board of Directors in the management of the business and affairs of the Company during intervals between Board meetings, is composed of James K. Murray, Jr., William
L. Bennett, Joseph S. DiMartino, and Vincent D. Farrell, Jr. The Executive Committee held five meetings during 1998.

         The Audit Committee, which is composed of John R. Gunn, Marc I. Perkins, and Arthur F. Weinbach, has authority to recommend to the Board of Directors the independent public accountants to serve as auditors, to review with the independent auditors the annual audit plan, the financial statements, the auditors' report, and their evaluation and recommendations concerning the Company's internal controls, and to approve the types of professional services for which the Company may retain the independent auditors. The Audit Committee held two meetings during 1998.

         The Strategic Planning Committee, which is composed of Marc I. Perkins, Nancy M. Kane, D.B.A., David Nierenberg, and Trevor G. Smith, has authority to retain, at the expense of the Company, consultants and other advisors and to advise and consult directly with the Board of Directors and the officers of the Company on long-term planning matters and to recommend such actions to the Board of Directors as the Committee deems appropriate. The Strategic Planning Committee held one meeting during 1998.

         The Compensation Committee, which is composed of Joseph A. Califano, Jr., Vincent D. Farrell, Jr., James G. Niven, and Arthur F. Weinbach, has authority to exercise all of the powers and authority of the Board of Directors relating to the compensation of, and the provision of incentives for, the Company's officers, directors, management, employees, and other persons performing services on behalf of the Company, including without limitation matters relating to salaries, bonuses, deferred compensation, pension and profit sharing plans, stock option plans, and all other plans, agreements, or arrangements relating in any way to compensation or to the provision of incentives to persons performing such services. The Compensation Committee held four meetings during 1998.

         The Regulatory Affairs Committee, which is composed of Joseph A. Califano, Jr., Nancy M. Kane, D.B.A., James G. Niven, and Trevor G. Smith, has authority to retain, at the expense of the Company, consultants and other advisors and to advise and consult directly with the Board of Directors and the officers of the Company on regulatory matters affecting the Company, including but not limited to regulation under the insurance laws and other statutes and regulations of all 50 states, the District of Columbia, and Puerto Rico, and to recommend such action to the Board of Directors as the Committee deems appropriate. The Regulatory Affairs Committee did not meet during 1998.

         The Operations Committee, which is composed of John R. Gunn, Joseph S. DiMartino, and David Nierenberg, has authority to act as a liaison between the Board and management in matters relating to the overall operations of the Company. The Operations Committee held two meetings in 1998.

         See "Compensation Committee Interlocks and Insider Participation" and "Certain Relationships and Related Transactions" below for additional information concerning directors.

                               EXECUTIVE OFFICERS

         The executive officers shown below currently serve in the capacities indicated. Executive officers are appointed by the Board of Directors and serve at the pleasure of the Board.

NAME AND AGE                            POSITION, PRINCIPAL OCCUPATION, AND OTHER DIRECTORSHIPS
------------                            -------------------------------------------------------
James K. Murray, Jr. - 63               Chairman of the Board and Chief Executive Officer of the Company since
                                        January 1998, and a director of the Company since October 1994.
                                        Mr. Murray was President and Chief Executive Officer of the Company
                                        from December 1994 to December 1997. Mr. Murray co-founded the
                                        Predecessor Company in 1970 with Charles H. Guy, Jr. and Trevor G.
                                        Smith, who is currently a director of the Company. Mr. Murray held the position of Corporate Senior Vice President of D&B from March 1990 until his retirement from D&B in December 1993. Mr. Murray also served as Chairman of the Board of the Reuben H. Donnelley Corp., a publisher of telephone yellow pages, from August 1991 to December 1993. In
                                        October 1994, Mr. Murray, together with Noel and Messrs. Guy and Smith, acquired all of the outstanding capital stock of the Predecessor
                                        Company from D&B. Mr. Murray also is a director of Noel.



William L. Bennett - 49                 Vice Chairman of the Board since January 1998, Chairman of the Board from December 1994 to December 1997, and a director of the Company since August 1994. Until March 1995, Mr. Bennett served as Chairman and
                                        Chief Executive Officer of Noel. Previously, Mr. Bennett was
                                        Co-Chairman and Chief Executive Officer of Noel from November 1991 to
                                        July 1994. Mr. Bennett is a director of Allegheny Energy, Inc., an electric utility holding company; and Sylvan, Inc., a company that produces mushroom spawn and fresh mushrooms.

Robert R. Parker - 66                   Director of the Company since July 1998. President and Chief Operating
                                        Officer of the Company since January 1998. Mr. Parker served as
                                        Executive Vice President and Chief Operating Officer - Large Group
                                        Business of the Company from July 1996 to December 1997, and as
                                        Chairman and Chief Executive Officer of Harrington from 1986 to
                                        December 1997. Harrington became a wholly owned subsidiary of the
                                        Company in July 1996.


Jeffery W. Bak - 33                     Executive Vice President - Sales, Marketing, and Business Development
                                        of the Company since January 1999. From January 1997 to December 1998,
                                        Mr. Bak was Senior Vice President - Sales of the Company, and from
                                        January 1995 to December 1996 Mr. Bak served as Vice President of the
                                        Company. From November 1992 to December 1994, Mr. Bak was a reinsurance broker with Peglar & Associates in Stamford, Connecticut.


Phillip S. Dingle - 37                  Executive Vice President and Chief Financial Officer of the Company
                                        since January 1999. From August 1996 to December 1998, Mr. Dingle was
                                        Senior Vice President and Chief Counsel of the Company. Prior to August
                                        1996, Mr. Dingle was a partner with the law firm of Hill, Ward &
                                        Henderson in Tampa, Florida, having joined the firm in May 1990, specializing in commercial trial law and general business matters. Mr.
                                        Dingle commenced his legal career at the law firm of Holland & Knight in 1988.

NAME AND AGE                            POSITION, PRINCIPAL OCCUPATION, AND OTHER DIRECTORSHIPS
------------                            -------------------------------------------------------

George E. Lucco - 51                    Executive Vice President of the Company since October 1994. Mr. Lucco joined the Predecessor Company in 1982 and has served as an Executive
                                        Vice President with various operational and management responsibilities since 1989.


Gary L. Raeckers - 57                   Executive Vice President of the Company since January 1998. From July
                                        1996 to December 1997, Mr. Raeckers was Executive Vice President and
                                        Chief Operating Officer - The New England of the Company, and from
                                        October 1994 to June 1996 he served as Executive Vice President - The
                                        New England of the Company. Prior to that, Mr. Raeckers served the
                                        Predecessor Company as Executive Vice President from August 1993 to
                                        October 1994 and as President from April 1989 to August 1993.

                       COMPENSATION OF EXECUTIVE OFFICERS

                           SUMMARY COMPENSATION TABLE

         The following table sets forth certain information regarding compensation paid or accrued by the Company for the fiscal year ended December 31, 1998 to: (i) the Company's Chief Executive Officer; (ii) each of the Company's four other most highly compensated executive officers whose salary and bonus exceeded $100,000 during 1998 and who was serving as an executive officer at the end of 1998; and (iii) an individual for whom disclosure would have been provided but for the fact that he was not serving as an executive officer at the end of 1998 (collectively, the "Named Officers"). The table also sets forth information regarding paid or accrued compensation to each Named Officer for the two preceding fiscal years if such individual was then employed by the Company.

                                                                             LONG-TERM
                                              ANNUAL COMPENSATION          COMPENSATION
                                              -------------------          ------------
                                                                             SECURITIES                 ALL
         NAME AND                                                            UNDERLYING                OTHER
    PRINCIPAL POSITION         YEAR      SALARY($)        BONUS($)       OPTIONS/SARS(#)(1)      COMPENSATION($)(2)
    ------------------         ----      ---------        --------       ------------------      ------------------
James K. Murray, Jr.           1998    $  364,000        $ 82,810                --                 $  1,580
  Chairman of the Board        1997       350,000            --                35,000                  2,297
  and Chief Executive          1996       357,693            --               100,000                    --
  Officer

Robert R. Parker               1998       230,100          55,200                --                    1,129
  President and Chief          1997       202,963            --                35,000                  2,297
  Operating Officer            1996       101,482 (3)        --                75,000                  4,500

William L. Bennett             1998       208,000          49,920                --                    1,342
  Vice Chairman                1997       198,387            --                35,000                  2,000
   of the Board                1996       143,077            --               100,000                    --

Gary L. Raeckers               1998       182,000          35,000                --                    1,723
  Executive Vice               1997       174,865            --                20,000                  1,615
  President                    1996       175,385            --                25,000                    --

Steven V. Hulslander           1998       167,000          40,080                --                      956
  Executive Vice President     1997       159,731            --                20,000                  3,195
  and Chief Information        1996       154,328            --                17,500                  4,630
  Officer

George E. Lucco                1998       166,400          37,440                --                    1,405
  Executive Vice               1997       160,000          30,000              20,000                  3,185
  President                    1996       154,328            --                25,000                  4,630

-----------------------------

(1) Refers to incentive stock options granted during the stated fiscal year under either the HealthPlan Services Corporation 1995 Incentive Equity Plan (the "Incentive Plan") or the Amended and Restated HealthPlan Services Corporation 1996 Employee Stock Option Plan (the "Employee Option Plan"). The Incentive Plan and the Employee Option Plan provide for grants of stock options to Company employees, as determined by the Compensation Committee of the Board of Directors. Options granted under these Plans may be granted either as incentive options, which qualify for certain favorable tax treatment, or as non-qualified options. The Compensation Committee has the authority to set the exercise price for options at the time of grant, except that the exercise price of an incentive option may not be less than the fair market value of the Common Stock on the grant date. Each option grant reflected in the table vests over a four-year period from the date of the grant, with 20% of the options becoming vested on the grant date and 20% becoming vested on each successive anniversary of the grant date until the options become fully vested on the fourth anniversary of the grant date. In the event of any merger or other transaction in which the Company does not survive, the Compensation Committee at its option may accelerate the vesting of all outstanding Incentive Plan and Employee Option Plan options, subject to applicable law.

(2) Consists of Company contributions to each Named Officer's account under the HealthPlan Services, Inc. Profit Participation 401(k) Plan. Does not include the amount of life insurance premium payments allocable to each Named Officer. The Company provides all employees with life insurance benefits that are generally equal to two years base salary, subject to certain adjustments.

(3) Refers to compensation paid to Mr. Parker after he joined the Company on July 1, 1996. Mr. Parker's compensation is subject to an Employment and Noncompetition Agreement described at "Parker Employment Agreement" below.

    AGGREGATED OPTION EXERCISES DURING 1998 AND FISCAL YEAR-END OPTION VALUES

         The following table provides information related to stock options exercised by each Named Officer during 1998 and the number and value of unexercised stock options held by each Named Officer at year-end. The Company does not have any outstanding stock appreciation rights.

                                                                                     NUMBER OF SECURITIES
                                                                                    UNDERLYING UNEXERCISED
                                                                                          OPTIONS AT
                                                                                     FISCAL YEAR-END (#)
                                                                                     -------------------
                             SHARES ACQUIRED             VALUE
NAME                         ON EXERCISE (#)          REALIZED($)             EXERCISABLE           UNEXERCISABLE
----                         ---------------          -----------             -----------           -------------
James K. Murray, Jr.               -0-                    -0-                   114,000                71,000
Robert R. Parker                   -0-                    -0-                   59,000                 51,000
William L. Bennett                 -0-                    -0-                   114,000                71,000
Gary L. Raeckers                   -0-                    -0-                   51,000                 29,000
Steven V. Hulslander               -0-                    -0-                   38,500                 24,000
George E. Lucco                   3,000                  29,250                 37,000                 27,000

-----------------------------------


PARKER EMPLOYMENT AGREEMENT

         The Company is a party to an Employment and Noncompetition Agreement with Robert R. Parker, President and Chief Operating Officer of the Company (the "Employment Agreement"). The Employment Agreement, which has a three-year term ending June 30, 1999, provides for Mr. Parker's performance of such duties as may be assigned to him by the Company's Board of Directors, at an annual base salary of not less than $200,000. The Employment Agreement provides that, prior to termination of the Employment Agreement, if the Company terminates Mr. Parker's employment without cause or due to death or disability, or Mr. Parker terminates his employment due to a significant change in the terms of his employment, then Mr. Parker generally would be entitled to continuation of applicable benefit programs, subject to specified conditions. He also would be entitled to receive the total amount of his annual base salary. The Employment Agreement contains certain noncompete and nonsolicitation restrictions that survive termination of Mr. Parker's employment with the Company.

STOCK PERFORMANCE GRAPH

         As part of the executive compensation information presented in this Proxy Statement, the Securities and Exchange Commission requires a comparison of stock performance of the Company with stock performance of (i) a broad equity index such as the Wilshire 5000 Index, and (ii) either a published industry index or a Company-constructed peer group index.

         The graph below compares the cumulative total stockholder return on the Common Stock of the Company with the cumulative total return on the Wilshire 5000 Index and the Russell 2000-Health Care Index (assuming the investment of $100 in the Company's Common Stock, the Wilshire 5000 Index, and the Russell 2000-Health Care Index on June 30, 1995).

         The Company cannot predict whether its stock performance will continue with the same or similar trends depicted in the graph below. The Company will not make or endorse any predictions as to future stock performance.


                                [GRAPH OMITTED]



------------------------------------------------------------------------------------------------------------------------
                      6/95   9/95  12/95  3/96   6/96   9/96  12/96  3/97   6/97  9/97 12/97    3/98  6/98  9/98   12/98
------------------------------------------------------------------------------------------------------------------------
HPS Common Stock       100    135   165    151    152    145   140    112    126   141   141     177   119    73     80
------------------------------------------------------------------------------------------------------------------------
Wilshire 5000          100    109   114    121    126    130   139    140    163   179   182     206   210    185   225
------------------------------------------------------------------------------------------------------------------------
Russell 2000           100    116   128    134    134    127   122    112    127   145   134     146   131    109   139
------------------------------------------------------------------------------------------------------------------------

REPORT OF THE COMPENSATION COMMITTEE

         The Compensation Committee of the Board of Directors, which is composed of four outside Directors, acts on behalf of the Board of Directors in determining the compensation of the Company's executive officers. In addition to making salary and bonus determinations, the Compensation Committee is authorized to grant stock options, stock appreciation rights, and restricted stock to the Company's executive officers under the Company's Incentive Plan and Employee Option Plan.

COMPENSATION OBJECTIVES

         The philosophy underlying the Company's compensation programs is to align executive officer compensation with increases in stockholder value. A key objective is to ensure that a major portion of each executive officer's compensation is linked to significant improvements in the Company's overall performance. Another key objective is to make it possible for the Company to attract, retain, and reward executives who will lead the Company in achieving or exceeding corporate performance goals.

EXECUTIVE COMPENSATION PROGRAMS

         The Company's executive officer compensation programs, which contain no special perquisites, include three principal elements: base salary, cash bonus, and incentive equity awards. The Company's objective is to emphasize bonuses and incentive equity awards rather than base salary. In making compensation determinations, the Company reviews the historical compensation levels of each executive officer, evaluates the executive officer's past performance, and assesses the expected further contributions of the executive officer. The Company also considers generally available information regarding compensation prevailing in the industry, but does not utilize any particular indices.

         The Company's incentive equity compensation includes stock options, stock appreciation rights, and restricted stock awards. These equity incentives are instrumental in promoting the alignment of long-term interests between the Company's executive officers and stockholders; an executive officer realizes gains only if he or she remains with the Company for a specified length of time, and (in the case of stock options and stock appreciation rights) only if the stock price increases over the fair market value at the date of grant. In determining the amount of such incentive equity grants, the Company evaluates the job level of the executive officer, responsibilities to be assumed by the executive officer, responsibilities of the executive officer in prior years, and the aggregate amount of all awards made to executive officers in prior years. The Company's incentive equity program has emphasized stock option grants, rather than awards of restricted stock or stock appreciation rights. The Company generally provides stock options through initial option grants at the date of hire and periodic additional grants. It has been the Company's practice to fix the exercise price of stock options, which generally become exercisable in equal annual installments over a period of four years beginning on the date of grant, at 100% of the fair market value on the grant date.

         The Company also maintains incentive plans under which each executive officer, including the Chief Executive Officer, may be paid a cash bonus at the end of each fiscal year. The bonuses are dependent primarily on the Company's financial performance and achievement of strategic corporate objectives established by the Company at the start of each fiscal year. Financial performance objectives include targets for earnings, stock price, and dividends.

1998 EXECUTIVE COMPENSATION

         In January 1999, the Compensation Committee awarded 471,500 stock options to 41 employees, including each of the Company's current executive officers. During 1998, the Company awarded 192,000 options to 15 new or promoted employees. No shares of restricted stock or stock appreciation rights were granted for 1998. Each executive officer, including the Chief Executive Officer, earned a portion of his potential bonus amount for 1998.

1998 CHIEF EXECUTIVE OFFICER COMPENSATION

         The Chief Executive Officer's compensation is determined generally in accordance with the factors described above applicable to all executive officers. In January 1999, the Compensation Committee awarded the Chief Executive Officer an option to purchase 35,000 shares of Common Stock. The amount of the option grant reflects the senior position held by the Chief Executive Officer within the Company, the contributions made by the Chief Executive Officer to the Company in 1998, and those anticipated to be made by him in the future. In addition, the Compensation Committee awarded the Chief Executive Officer a bonus of $82,810 for 1998. The bonus amount was based on the Chief Executive Officer's achievement of certain predetermined corporate objectives during 1998.

                             Compensation Committee:

                             Arthur F. Weinbach, Chairman
                             Joseph A. Califano, Jr.
                             James G. Niven
                             Vincent D. Farrell, Jr.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         The Compensation Committee of the Board is composed of four directors:
Joseph A. Califano, Jr., Vincent D. Farrell, Jr., James G. Niven, and Arthur F. Weinbach, none of whom is or was an officer or employee of the Company or its subsidiaries. Mr. Weinbach is President and Chief Executive Officer of ADP; see "Certain Relationships and Related Transactions" below for a description of transactions between the Company and ADP.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         In December 1996, Noel, ADP, and the Company entered into an agreement (the "ADP Agreement") pursuant to which Noel agreed to sell 1,320,000 shares of the Company's Common Stock to ADP at a purchase price of $20 per share. Upon completion of this transaction on February 7, 1997, ADP owned approximately 9% of the Company's Common Stock. As required by the ADP Agreement, Arthur F. Weinbach, President and Chief Executive Officer of ADP, was elected to the Board of Directors of the Company in February 1997. From October 1996 until August 1998, ADP and the Company implemented a market test under which the Company distributed health insurance products to small business owners through ADP's licensed sales force. In addition, ADP has provided payroll and shareholder distribution services for the Company since 1995. During 1998, the Company paid ADP approximately $195,000 for these services.

         Effective July 1, 1996, the Company acquired all of the issued and outstanding stock of Consolidated Group, Inc. ("Consolidated Group"), for approximately $62 million in cash. A portion of the purchase price for this acquisition was placed in escrow to cover certain pre-closing liabilities. In March 1998, in connection with the settlement of all outstanding escrow claims, the escrow agent distributed $2,571,799 to former Consolidated Group stockholders, including $276,569 to James F. Carlin, who was a director of the Company from July 1996 to February 1999.

         At the closing of the Consolidated Group acquisition, the Company acquired an office and warehouse facility in Southborough, Massachusetts from The 150 Cordaville Road LLC ("Cordaville LLC"), a limited liability company. Consolidated Group had previously leased this property from Cordaville LLC. Pursuant to the agreement that governed the transfer of the property, if the Company contracted to sell the property within forty-two months after the closing date of the Consolidated Group acquisition, then the Company was required to pay a predetermined portion of any sale profits to certain former stockholders of Consolidated Group, including Mr. Carlin. In the second quarter of 1998, the Company sold the Southborough facility. In accordance with its agreement with Cordaville LLC and the former Consolidated Group stockholders, the Company paid Mr. Carlin $29,229 in connection with this sale.

         Mr. Carlin is a limited partner in Consolidated Group Service Company Limited Partnership (the "Consolidated Partnership"), and is a shareholder and a director of the Consolidated Partnership's general partner. The Consolidated Partnership owns the Company's former Framingham, Massachusetts facility and leased this property to Consolidated Group beginning in 1987. During 1998, the Company paid the Consolidated Partnership $1,761,511 plus certain expenses under the lease. As of February 1998, the Company and the Consolidated Partnership entered into an amendment to the lease agreement. Pursuant to this amendment, which clarified the parties' responsibilities with respect to future capital repair requirements for the property, the Company contributed approximately $262,500 to the cost of certain outstanding capital repair items. In November 1998, in connection with the closing of the Company's Framingham operations, the Consolidated Partnership and the Company entered into an agreement to terminate the lease, which had a term expiring in May 2003. In connection with this termination, the Company agreed to pay up to approximately $2.2 million to the Consolidated Partnership over a three-year period to cover certain rent differential, tenant improvement, and other costs related to the termination and to leasing the facility to a new tenant.

         There are no family relationships among the Company's current directors and officers. James K. Murray III, who was Executive Vice President and Chief Financial Officer of the Company from October 1995 to December 1997, is the son of James K. Murray, Jr., the Company's Chairman and Chief Executive Officer. In December 1997, Mr. Murray III became an officer of Sykes HealthPlan Services, Inc. ("SHPS"), a corporation in which the Company held a 50% equity interest. In October 1998, in connection with the Company's sale of its interest in SHPS and the termination of Mr. Murray III's employment with SHPS, the Compensation Committee of the Board of Directors authorized and directed the Company to pay Mr. Murray III $250,000 in exchange for a two-year noncompetition agreement, relinquishment of outstanding stock options, and other consideration. In authorizing this arrangement, the Compensation Committee reviewed and evaluated the Company's successful transaction involving SHPS and the value added by Mr. Murray III in connection therewith, among other factors. Mr. Murray, Jr. recused himself from any participation in Compensation Committee deliberations regarding this arrangement.

             SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Pursuant to Section 16(a) of the Securities Exchange Act of 1934, as amended, each executive officer, director, and beneficial owner of more than ten percent of the outstanding Common Stock of the Company is required to file reports with the Securities and Exchange Commission reporting beneficial ownership of the Company's Common Stock (i) at the time that such party becomes subject to Section 16's reporting requirements, and (ii) at the time of any changes in beneficial ownership occurring thereafter. On February 23, 1998, Steven V. Hulslander ceased being a "Reporting Person" for purposes of Section 16(a). A Form 4 was filed with respect to this change in status on May 10, 1998, after the Form 4 filing deadline. Marc I. Perkins, a director of the Company, acquired 120 shares of the Company's Common Stock on May 28, 1998. This transaction was reported on a Form 5 filed on February 15, 1999, after the reporting deadline. Based upon a review of reports submitted to the Company and written representations of persons known by the Company to be subject to these reporting requirements, the Company believes that all other reports due for 1998 were filed on a timely basis.

                             FORM 10-K ANNUAL REPORT

         A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 1998, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, INCLUDING THE FINANCIAL STATEMENTS THERETO, MAY BE OBTAINED WITHOUT CHARGE BY ANY STOCKHOLDER UPON WRITTEN REQUEST TO THE CHIEF FINANCIAL OFFICER, HEALTHPLAN SERVICES CORPORATION, 3501 FRONTAGE ROAD, TAMPA, FLORIDA 33607.

                                STOCKHOLDER LIST

         Subject to Delaware law, a list of Company stockholders entitled to vote at the Annual Meeting will be open to examination beginning on April 30, 1999 at the offices of the Company at 3501 Frontage Road, Tampa, Florida 33607.


                              INDEPENDENT AUDITORS

         PricewaterhouseCoopers LLP, independent certified public accountants, was engaged to audit the financial statements of the Company and its subsidiaries for the 1998 fiscal year and has been approved by the Board of Directors of the Company to act in such capacity for the 1999 fiscal year. A representative of PricewaterhouseCoopers LLP is expected to be present at the Annual Meeting and to be available to respond to appropriate questions. The PricewaterhouseCoopers LLP representative also will be afforded an opportunity to make a statement at the Meeting if such representative desires to do so. The Board of Directors' selection of PricewaterhouseCoopers LLP as auditors will not be placed before the stockholders for ratification.

            OTHER BUSINESS WHICH MAY PROPERLY COME BEFORE THE MEETING

         The Company's management knows of no business which may come before the Annual Meeting except that indicated above. However, if any other business is brought before the Annual Meeting, including the election of any person to the Board of Directors where a nominee named in this Proxy Statement is unable to serve for good cause or will not serve, any matter with respect to which the Company has not received notice as February 17, 1999, and matters incident to the conduct of the meeting, the persons acting under the enclosed form of proxy will be authorized to vote thereunder in accordance with their best judgment.

                         PROPOSALS FOR THE 2000 MEETING

         To be considered for inclusion in the proxy statement and the form of proxy for the 2000 Annual Meeting, stockholder proposals must be received by the Company at its principal executive offices by December 7, 1999. Any such proposal may be made only by a party that, at the time the proposal is submitted, is the record or beneficial owner of at least 1% or $1,000 in market value of securities entitled to be voted on the proposal at the meeting, and has held such securities for at least one year, and that continues in such capacity through the 2000 Annual Meeting date.

         For any stockholder proposal that is not submitted for inclusion in the 2000 Proxy Statement, but is instead sought to be presented directly at the 2000 Annual Meeting, management will be able to vote proxies in its discretion if the
Company: (i) does not receive notice of the proposal prior to the close of business on February 21, 2000; or (ii) receives notice of the proposal before the close of business on February 21, 2000 and advises stockholders in the 2000 Proxy Statement about the nature of the matter and how management intends to vote on such matter.

         Stockholder proposals should be sent certified mail, return receipt requested, to the attention of the Corporate Secretary at the Company's principal executive offices at 3501 Frontage Road, Tampa, Florida 33607.


                                           By Order of the Board of Directors,

                                           Phillip S. Dingle
                                           Corporate Secretary

                              HEALTHPLAN SERVICES
                                  CORPORATION

                        ANNUAL MEETING OF STOCKHOLDERS

                               WYNDHAM WESTSHORE
                          4860 WEST KENNEDY BOULEVARD
                                TAMPA, FLORIDA

                                 MAY 11, 1999
                                   11:00 A.M.



                           - FOLD AND DETACH HERE -


                        HEALTHPLAN SERVICES CORPORATION
     THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF HEALTHPLAN SERVICES CORPORATION (THE "COMPANY").
     The undersigned hereby constitutes and appoints James K. Murray, Jr. and William L. Bennett, or either of them (each a "Designee"), attorneys, agents, and proxies with power of substitution to vote all of the shares of the Company that the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held at the Wyndham Westshore, 4860 West Kennedy Boulevard, Tampa, Florida 33609, on Tuesday, May 11, 1999 at 11:00 a.m. local time, and any adjournment thereof. THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED "FOR" ALL OF THE NOMINEES SET FORTH BELOW FOR ELECTION AS DIRECTORS. IN THEIR DISCRETION THE DESIGNEES ARE ALSO AUTHORIZED TO VOTE UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING, INCLUDING THE ELECTION OF ANY PERSON TO THE BOARD OF DIRECTORS WHERE A NOMINEE NAMED IN THE PROXY STATEMENT IS UNABLE TO SERVE FOR GOOD CAUSE OR WILL NOT SERVE, ANY MATTER WITH RESPECT TO WHICH THE COMPANY HAS NOT RECEIVED NOTICE, AND MATTERS INCIDENT TO THE CONDUCT OF THE MEETING.

Please mark your votes as indicated in this example. [x]

PROPOSAL 1:  ELECTION OF DIRECTORS


  [ ] FOR all nominees listed below      [ ] WITHHOLD AUTHORITY to vote for all
     (except as otherwise marked below)      nominees listed below

INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE A
             LINE THROUGH THE NOMINEE'S NAME BELOW.

  James K. Murray, Jr.        Joseph S. DiMartino         Nancy M. Kane, D.B.A     Robert R. Parker
  William L. Bennett          Vincent D. Farrell, Jr.     David Nierenberg         Marc I. Perkins
  Joseph A. Califano, Jr.     John R. Gunn                James G. Niven           Arthur F. Weinbach

                               (SEE REVERSE SIDE)

                           - FOLD AND DETACH HERE -



The undersigned acknowledges receipt of the Notice of the Annual Meeting of Stockholders and the Proxy Statement dated April 5, 1999 and ratifies all actions that the proxies or either of them or their substitutes may lawfully take or cause to be taken by virtue hereof and revokes all former proxies.

                                         Dated:__________________________, 1999
                                         Signature:____________________________
                                         Signature:____________________________


                                             NOTE: Please sign exactly as your
                                             name appears hereon. Joint owners
                                             should each sign. When signing as
                                             attorney or for an estate, trust,
                                             or corporation, please give full
                                             title. Please return the signed
                                             card in the enclosed envelope.